Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Shareholders, Board of Directors and Board of Trustees

ING Variable Portfolios, Inc. and ING Investors Trust

We consent to the use of our report dated February 26, 2007, incorporated herein by reference, on the financial statements of ING VP Global Science and Technology Portfolio, a series of ING Variable Portfolios, Inc., and our report dated February 28, 2007, incorporated herein by reference, on the financial statements of ING Global Technology Portfolio, a series of ING Investors Trust, and to the reference to our firm under the heading “Financial Highlights” in Appendix B in the proxy statement/prospectus.

/s/ KPMG LLP

Boston, Massachusetts

January 4, 2008